                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-59825, effective July 24, 1998, File No. 333-66331, effective October 29, 1998, Amendment No. 1 thereto dated February 22, 1999, File No. 333-76527, effective April 19, 1999, File No. 333-79919, effective June 3, 1999 and File No. 333-31330, effective February 29, 2000) of BindView Development Corporation of our report dated January 30, 2003 relating to the financial statements and financial statement schedule of BindView Development Corporation, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K.


                                            /s/ PRICEWATERHOUSECOOPERS LLP
                                            ------------------------------
                                            PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 31, 2003